UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT of 1934

Date of Report (Date of earliest event
reported): November 5, 2012
Bakers Footwear Group, Inc.
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(Exact Name of Registrant as Specified in Charter)

Missouri --------------------------- (State or Other Jurisdiction of Incorporation)	000-50563 ------------------- (Commission File Number)	43-0577980 --------------------------- (I.R.S. Employer Identification Number)

2815 Scott Avenue St. Louis, Missouri ---------------------------------------------------- (Address of Principal Executive Offices)	63103 ------------------ (Zip Code)

Registrant’s telephone number, including area code:

(314) 621-0699
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth under Item 2.05 is incorporated herein by reference.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth under Item 2.05 is incorporated herein by reference.

Item 2.05 Costs Associated With Exit or Disposal Activities.

As previously reported in its Current Report on Form 8-K dated October 3, 2012, Bakers Footwear Group, Inc. (the “Company”) filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code on October 3, 2012, in the United States Bankruptcy Court for the Eastern District of Missouri (the “Court”) as case no. 12-49658 (the “Case”).

In connection with the Case, the Company has modified its restructuring plans and will now liquidate assets at 150 stores (the “Closing Stores”) and will attempt to obtain financing that will allow it to operate its remaining 63 stores.  The Company intends to sell all of the merchandise in the Closing Stores and, furnishings and fixtures in many of the Closing Stores (the “Closing Store Sale”) in sales that will commence on November 9, 2012 and conclude by December 31, 2012.  The Company also has begun a marketing process for the leases relating to the Closing Stores.  The Company would make corresponding changes to its workforce in respect of the smaller store base.

In order to effectuate the Closing Store Sale, the Company entered into an Agency Agreement (the “Agency Agreement”) with SB Capital Group, LLC and Tiger Capital Group, LLC (collectively, the “Agent”), dated November 5, 2012 and approved by the Court on November 8, 2012. Pursuant to the Agency Agreement, the Agent will act as the Company’s exclusive agent in conducting the Closing Store Sale by selling all merchandise, free and clear of all liens, including any augmented goods provided by the Agent (as defined in the Agency Agreement), and will be granted a security interest in the merchandise and proceeds.

Under the Agency Agreement, the Company will receive a guaranteed amount equal to 33.5% of the aggregate retail price (as defined in the Agency Agreement) of the Company’s merchandise included in the Closing Store Sale.  The Company would also receive 5% of the gross proceeds of the sale of augmented goods. If the proceeds (as defined in the Agency Agreement) from the Closing Store Sale exceed the sum of the guaranteed amount, expenses of the sale and the agent’s 1% fee (all as defined in the Agency Agreement), then the Company would receive 70%, and the Agent would receive 30%, of all excess proceeds. The Company estimates that the guaranteed amount will be approximately $10.3 million, with 85% of that amount paid to the Company on November 13, 2012, subject to adjustments based on actual inventory amounts.  The Agent would receive 20% of the sales price of furniture and fixtures.  The Agent is responsible for reimbursing the Company for substantially all store-level expenses and certain general and administrative expenses incurred during the course of the Closing Store Sale. The Agency Agreement contains customary covenants, representations and warranties for agreements of this kind.

As previously disclosed, the Company’s current debtor-in-possession credit agreement (“DIP Credit Agreement”) with Crystal Financial LLC (“Crystal”) requires the Company to meet certain deadlines in respect of the Case.  The Company, Crystal and the Agent have agreed, and the Court has approved, that unless the Company obtains alternative financing from another lender by November 16, 2012, then the Company will be required to liquidate the inventory and fixtures at the remaining 63 stores by year-end pursuant to a similar Agency Agreement with the Agent.  The balance on the DIP Credit Agreement as of November 9, 2012 was $14.9 million.

The Company has entered into a non-binding term sheet for a new debtor-in-possession credit agreement (the “Replacement DIP Credit Agreement”) with a potential new lender and the Company continues to attempt to secure the Replacement DIP Credit Agreement.  However, the Company can give no assurance as to whether it will obtain such new financing, or as to the terms or conditions, or obtain Court approval, prior to the November 16, 2012 deadline.

The Company does expect to incur substantial material accounting charges relating to the costs associated with these actions, including loss on the liquidation of inventory, store closing charges and other charges.  The Company is currently unable to quantify these costs. As a result, the Company is unable at this time to make a good faith determination of the costs, or estimated range of costs, associated with these actions as set forth in paragraphs (b), (c) and (d) of Item 2.05 of the Form 8-K rules. In accordance with the requirements of Item 2.05 of Form 8-K, the Company plans to timely file an amendment to this report at such time as it makes a determination in respect of such an estimate or range of estimates.

The Company can give no assurance as to its ability to successfully sell the assets in the Closing Stores, to otherwise effect actions contemplated by its restructuring plans, or its ability to successfully reorganize under Chapter 11.

Safe Harbor Statement

This Report on Form 8-K contains forward-looking statements (within the meaning of Section 27(A) of the Securities Act of 1933 and Section 21(E) of the Securities Exchange Act of 1934) and expectations regarding the Company’s future performance. The Company has no duty to update such statements. Actual future events and circumstances could differ materially from the statements and the events and circumstances set forth in this Current Report due to various factors.

These factors include, among other things, the ability of the Company to continue as a going concern, the Company’s ability to timely obtain alternative financing, the ability to successfully conduct liquidation sales, the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 case, the preliminary nature of estimates of the costs and benefits of the Company’s various restructuring activities, the Company’s ability to effect its restructuring plans, risks associated with the Company’s ability to comply with its debtor-in-possession credit agreement, including financial covenants and deadlines in the Chapter 11 case, risks associated with third party motions in the Chapter 11 case, which may interfere with the Company’s ability to develop and consummate one or more plans of reorganization once such plans are developed, the potential adverse effects of the Chapter 11 proceedings on the Company’s liquidity, results of operations, brand or business prospects, increased legal costs related to the bankruptcy filing and other litigation, the effects of the bankruptcy filing on the interests of various creditors, equity holders and other stakeholders, the length of time in which the Company will operate in Chapter 11, the continuing commitment of the Company’s landlords and vendors, including delivery of inventory, the consent of the Company’s landlords to transfer or terminate leases relating to the affected stores, the inability to satisfy debt covenants, material declines in sales trends and liquidity, material changes in the Company’s business, prospects, results of operations or financial condition, and other risks and uncertainties, including those detailed in the Company’s filings with the U.S. Bankruptcy Court of the Eastern District of Missouri, the most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, including those discussed in “Risk Factors,” in “Management’s Discussion and Analysis of Financial Position and Results of Operations” and in Note 2 to the Company’s financial statements, and in the Company’s Form 12b-25 filed on September 12, 2012, and in the Company’s other filings with the Securities and Exchange Commission.

Item 2.06 Material Impairments

The information set forth under Item 2.05 is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKERS FOOTWEAR GROUP, INC.

Date: November 9, 2012	By:	/s/ Charles R. Daniel, III
Charles R. Daniel, III Executive Vice President, Chief Financial Officer, Controller, Treasurer and Secretary